LEGAL PROCEEDINGS
Since October 2003,
 Federated and related
 entities (collectively,
 "Federated"), and various
 Federated funds ("Funds"),
 have been named as
defendants in several class
 action lawsuits now pending
 in the United States
District Court for the
 District of Maryland.
The lawsuits were
purportedly filed on
behalf of people who
purchased, owned and/or
redeemed shares of
 Federated-sponsored mutual
 funds during specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in
illegal and improper trading
 practices including
market timing and late
trading in concert with
certain institutional traders,
 which allegedly caused
 financial injury to the
mutual fund shareholders.
These lawsuits began to be
filed shortly after Federated's
 first public announcement
 that it had received requests
 for information on shareholder
trading activities in the Funds
from the SEC, the Office of
 the New York State Attorney
 General ("NYAG"), and other
 authorities. In that regard,
on November 28, 2005,
Federated announced that
 it had reached final
settlements with the SEC
 and the NYAG with respect
to those matters.
Specifically, the SEC and
 NYAG settled proceedings
 against three Federated
subsidiaries involving
undisclosed market timing
arrangements and late
trading. The SEC made
 findings: that Federated
Investment Management
 Company ("FIMC"), an
 SEC-registered investment
 adviser to various Funds,
and Federated Securities
Corp., an SEC-registered
 broker-dealer and
distributor for the Funds,
 violated provisions of
the Investment Advisers Act
and Investment Company Act
 by approving, but not
disclosing, three market
timing arrangements, or
 the associated conflict
 of interest between
FIMC and the funds involved
in the arrangements, either
to other fund shareholders
 or to the funds' board;
 and that Federated Shareholder
Services Company, formerly
an SEC-registered transfer
 agent, failed to prevent
 a customer and a Federated
employee from late trading
 in violation
of provisions of the
Investment Company Act.
The NYAG found that such
conduct violated provisions
of New York State law.
Federated entered
into the settlements without
 admitting or denying the
 regulators' findings. As
Federated previously
reported in 2004, it has
 already paid
approximately $8.0 million
to certain funds as
determined by an independent
 consultant. As part of
these settlements, Federated
 agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional $72 million
and, among other things,
 agreed that it would not
serve as investment adviser
 to any registered investment
 company unless (i) at least
75% of the fund's directors
are independent of Federated,
(ii) the chairman of each
such fund is independent of
 Federated, (iii) no action
 may be taken by the fund's
 board or any committee thereof
unless approved by a majority
 of the independent trustees
of the fund or committee,
respectively, and (iv) the
fund appoints a "senior
officer" who
reports to the independent
trustees and is responsible
 for monitoring compliance
 by the fund with applicable
laws and fiduciary duties
and for
managing the process by which
 management fees charged to
a fund are approved. The
 settlements are described
 in Federated's announcement
which, along with previous
 press releases and related
communications on those
 matters, is available in
 the "About Us" section
of Federated's
website at FederatedInvestors.com.
Federated entities have
also been named as defendants
 in several additional
lawsuits that are now
pending in the United
States District Court for
the Western District of
 Pennsylvania, alleging,
 among other things,
excessive advisory and
Rule 12b-1 fees.
The Board of the Funds
retained the law firm
of Dickstein Shapiro
 LLP to represent the
 Funds in each of the
 lawsuits described in the
preceding two paragraphs.
 Federated and the Funds,
and their respective counsel,
 have been defending this
 litigation, and none of
the Funds
remains a defendant in
any of the lawsuits
(though some could
potentially receive
any recoveries as
nominal defendants).
 Additional lawsuits
based
upon similar allegations
 may be filed in the future.
 The potential impact of
these lawsuits, all of which
seek unquantified damages,
attorneys' fees,
and expenses, and future
 potential similar suits
is uncertain. Although we
do not believe that these
 lawsuits will have a
material adverse effect on
the Funds, there can be no
 assurance that these suits,
 ongoing adverse publicity
and/or other developments
 resulting from the regulatory
investigations will not result
 in increased Fund redemptions,
 reduced sales of Fund shares,
or other adverse consequences for
 the Funds.